Exhibit 10.1  Stock Purchase Agreement


                            STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement ("Agreement") is made, entered into and deemed effective as of December 29, 2003 and is by and between Michael Kirsh (the "Seller") and Brian Gruson (the "Buyer").

                                  W I T N E S S

     WHEREAS, Ucellit.com Inc., pursuant to U.S. law, is a reporting company that has substantial compliance obligations.

     WHEREAS, the Seller owns 1,500,000 shares (the "Shares") of common stock of Ucellit.com Inc., a State of Washington corporation.

     WHEREAS, the Seller desires to relieve himself of the cost of Ucellit.com Inc.'s cost of compliance with U.S. law.

     WHEREAS, the Seller desires to sell the Shares to the Buyer and the Buyer desires to purchase the Shares from the Seller, on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I
                           SALE AND PURCHASE OF STOCK

1.1  Sale and Purchase of Stock.  Upon the terms and subject to the conditions
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     set forth in this Agreement, on the date first written above the Seller hereby assigns, transfers and sells the Shares to the Buyer.

1.2  Purchase Price.  In consideration for the assignment, transfer and sale by
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     the Seller of the Shares to Buyer, Buyer shall pay to Seller the purchase price of CA$10.00 (the "Purchase Price") for the Shares, payable in cash.


                                   ARTICLE II
                         CLOSING; PROCEDURES AT CLOSING

2.1  Closing.  The consummation of the purchase and sale and assignment of the
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     Shares pursuant hereto (the "Closing") shall be effective as of December
     29, 2003. (the "Closing Date").

2.2  Closing Deliveries by the Seller.  On the Closing Date, the Seller shall
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     deliver, or cause to be delivered to the Buyer, the Certificates evidencing the Shares duly endorsed for assignment and transfer to the Buyer, or with appropriate stock transfer powers, and such other instruments or documents as the Buyer may reasonably request.

2.3  Closing Deliveries by the Buyer.  On the Closing Date, the Buyer shall
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     deliver or cause to be delivered to the Seller the amount of CA$10.00.


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                                   ARTICLE VI
                          REPRESENTATIONS OF THE BUYER

     The Buyer represents to the Seller that :

3.1 The Buyer has had the opportunity to engage his own attorney for this Agreement. The Buyer has had the opportunity to ask questions of the Seller about Ucellit.com Inc. The Buyer has had the opportunity to review Ucellit.com Inc.'s Form 10-KSB for the year ended December 31, 2002 and Forms 10-QSB for the quarters ended March 31, June 30 and September 30, 2003.

3.2  Regarding Ucellit.com Inc., the Buyer is aware that:

     (a) If the Buyer desires to become a Director then the Buyer must either ask the current sole Director, Mark Epstein, to appoint the Buyer as an additional Director, or, the Buyer must call a meeting of shareholders or obtain the consent of a majority of shareholders to elect new directors. In any case, Mr. Epstein, if he desires, may resign as Director at any time, and in the case of such a resignation, Ucellit.com Inc. would be required to file a Form 8-K reporting such a resignation of a Director. Ucellit.com Inc. would be required to file a Form 8-K reporting the appointment or election of a new Directors.

     (b) Ucellit.com Inc. will be required, immediately upon the consummation of this Agreement, to file a Form 8-K disclosing the change of control of Ucellit.com Inc that will occur as a result of this Agreement.

     (c) Since it could be construed, if the foregoing occur, that the Buyer's becoming a Director and the subsequent resignation of Mr. Epstein were in fact an oral or unspoken understanding related to this Agreement, that it is advisable that Ucellit.com Inc. file a Form 14f-1 as soon as possible after the consummation of this Agreement, whereby the Buyer would not be able to take office as a Director (even though appointed or elected) until ten days after the Form 14f-1 was mailed to all shareholders.

     (d) Ucellit.com Inc. has not been able to obtain a market maker for its common stock which had been theorized as being the result of the NASD scaring the market maker into withdrawing the Form 211 because of the NASD's suspicions about whether there were deficiencies in Ucellit.com Inc.'s IPO in the year 2000.


                                   ARTICLE VI
                               GENERAL PROVISIONS

4.1  Notices.  Any notice, request, instrument or other document to be given
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     hereunder shall be in writing and shall be deemed delivered on the date of delivery when delivered personally, or one day after dispatch when sent by a reputable overnight delivery service maintaining records or receipt, or three days after dispatch when sent by certified or registered mail, return receipt requested, postage prepaid:

          If to the Seller:

          Michael Kirsh
          (address) ____________________________
          ______________________________________

          If to the Buyer:

          Brian Gruson
          (address) ____________________________
          ______________________________________


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4.2  Entire Agreement.  This Agreement constitutes the entire agreement between
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     the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

4.3  Governing Law.  This Agreement shall be governed by, and construed in
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     accordance with, the laws of Canada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

4.4  Headings.  The descriptive headings contained in this Agreement are
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     included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

4.5  Number, Gender.  Whenever the context so requires, the singular shall
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     include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

4.6  Severability.  Wherever possible, each provision of this Agreement shall be
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     interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalidated under applicable law, such provision shall be ineffective to the extent of such provision and the remaining provisions of this Agreement shall remain fully effective.

4.7  Counterparts.  This Agreement may be executed in one or more counterparts,
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     and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This signatures in Agreement may be faxed to the other party as an indicia of the signature.

4.8  Assignment; Successors.  This Agreement shall be binding upon and shall
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     inure to the benefit of the parties hereto, their respective successors, successors in title, and lawful assigns. No party shall have the right to assign this Agreement, or any interest under this Agreement, without the prior written consent of the other party.

4.9  Costs And Expenses.  Each party shall bear any the fees and any expenses
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     incurred by it in negotiating and preparing this Agreement and in consummating the transactions contemplated by this Agreement.


                      [Signatures Appear On The Next Page]


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     IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed as of the date first written above.


                             SELLER:

                             Michael Kirsh


                             By:  Michael Kirsh
                                  /s/ Michael Kirsh



                             BUYER:

                             Brian Gruson

                             By:  Brian Gruson
                                  /s/ Brian Gruson


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